UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2012

HARLAND CLARKE HOLDINGS CORP.
(Exact Name of Company as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-133253 (Commission File Number)	84-1696500 (IRS Employer Identification No.)

10931 Laureate Drive, San Antonio, Texas 78249 (address of principal executive offices) (Zip Code)
(210) 694-8888
(Company’s telephone number, including area code) (518) 533-4600
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the offering of $235.0 million aggregate principal amount of 9.750% Senior Secured Notes due 2018 (the “Notes”) by Harland Clarke Holdings Corp. (the “Issuer”) and Harland Clarke Corp., Harland Financial Solutions, Inc., Scantron Corporation and Checks in the Mail, Inc. (together, the “Co-Issuers”), the Issuer, the Co-Issuers and certain of the Issuer’s domestic subsidiaries that guarantee the Notes (the “Guarantors”) have entered into (i) a Purchase Agreement, dated as of July 17, 2012 (the “Purchase Agreement”), among the Issuers, the Co-Issuers, the Guarantors and the initial purchasers named therein (collectively, the “Initial Purchasers”) and (ii) an indenture, dated as of July 24, 2012 (the “Indenture”), among the Issuer, the Co-Issuers, the Guarantors and Wells Fargo Bank, National Association, as trustee and collateral agent (the “Trustee”) governing the Notes.  The Issuer, on July 24, 2012, issued a press release (attached hereto as Exhibit 99.1) announcing the closing of the sale of Notes as of that date. The Notes were sold at a price of 96.00% of their par value. The price of the Notes described herein is the price that should be purposes of determining original issue discount under the Internal Revenue Code. The Notes were offered and sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, and to persons outside of the United States in compliance with Regulation S under the Securities Act.

The Purchase Agreement contains representations and warranties, covenants and conditions precedent that are customary for transactions of this type. In the Purchase Agreement, the Issuer, the Co-Issuers and the Guarantors have agreed to indemnify the Initial Purchasers against liabilities arising from the transactions under such Purchase Agreement, including liabilities arising under the federal securities laws.

The Issuer has used the net proceeds from the offering, together with cash on hand, to repay $280.3 million aggregate principal amount of outstanding term loans under its existing senior secured credit facilities, an amendment and extension of which was entered into on May 10, 2012.

Issuance of 9.750% Senior Secured Notes due 2018

General

On July 24, 2012, the Issuer and Co-Issuers successfully completed their offering of $235.0 million aggregate principal amount of the Notes with net proceeds of $225.3 million.

The Notes were issued pursuant to the Indenture and the Guarantors have guaranteed (the “Guarantees”) the Issuer’s and Co-Issuers’ obligations under the Notes and the Indenture on a senior secured basis. The Notes and the Guarantees are secured pursuant to the Security Agreement (as defined below) and the Collateral Trust Agreement (as defined below).

The Notes are not subject to registration rights, and the Indenture will not be qualified under the Trust Indenture Act of 1939 (the “TIA”).  Therefore, the provisions of the TIA will not be incorporated into the Indenture.

Maturity Date and Interest Rate

The Notes will mature on August 1, 2018. The Issuer will pay interest on the Notes at 9.750% per annum, semiannually to holders of record at the close of business on February 1 or August 1 immediately preceding the interest payment date on January 15 and July 15 of each year, commencing on February 1, 2013.

Ranking and Collateral

The Notes and the Guarantees are secured on a first-priority basis, subject to certain exceptions and permitted liens. The Indenture and related documents provide that the Issuer, the Co-Issuers and the Guarantors may incur additional indebtedness which may share in the collateral on a senior, junior or pari passu basis with the Notes and the Guarantees, subject to certain limitations.

The Notes and the Guarantees rank as follows: (i) equally and ratably with all obligations of the Issuer, the Co-Issuers and the Guarantors that are secured by pari passu liens on the collateral, including their existing senior secured credit facilities, (ii) effectively junior to all of the Issuer’s, Co-Issuers’ and the Guarantors’ obligations under any future asset-based revolving credit facility to the extent of the value of the current asset collateral held by the Issuer, the Co-Issuers and the Guarantors, (iii) structurally subordinated to any existing and future indebtedness and other liabilities of any existing and future subsidiaries of the Issuer that are not Co-Issuers or Guarantors, (iv) pari passu in right of payment with all of the existing and future senior indebtedness of the Issuer, the Co-Issuers and the

2

Guarantors and effectively senior, to the extent of the value of the collateral, to any future indebtedness of the Issuer, the Co-Issuers and the Guarantors that is secured by liens on the collateral that are junior to the liens securing the Notes and the Guarantees or that is unsecured and (v) senior in right of payment to any existing and future subordinated indebtedness of the Issuer, the Co-Issuers and the Guarantors.

Optional Redemption

The Issuer may redeem some or all of the Notes before August 1, 2015 at a redemption price of 100% of the principal amount plus accrued and unpaid interest and additional interest, if any, to the redemption date, plus a make-whole premium.

On or after August 1, 2015, the Issuer may, in one or more instances, redeem all or a part of the Notes at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below plus accrued and unpaid interest on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 1 of the years indicated below:

Year	Percentage
2015	104.875%
2016	102.438%
2017 and thereafter	100.000%

On or prior to August 1, 2015 the Issuer may redeem up to 35% of the aggregate principal amount of Notes with the net cash proceeds of one or more equity offerings at certain specified redemption prices at a certain equity clawback premium.

Redemption at the Option of the Holders

Beginning with the fiscal year of the Issuer ending December 31, 2013, if the Issuer’s secured leverage ratio exceeds certain levels, the Issuer will be required to offer to purchase an amount of the Notes equal to the greater of (1) $15.0 million and (2) 50% of its excess cash flow for the applicable period, less any voluntary prepayments of Notes or credit facility indebtedness and certain mandatory prepayments made during the applicable period and subject to certain other exceptions, at a purchase price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest and additional interest. Upon the occurrence of a change of control or if the Issuer sells certain assets, the Issuer may be required to make an offer to purchase the notes at certain specified prices.

Certain Covenants

The Indenture contains various customary covenants that, among other things, limit the Issuer’s, the Co-Issuers’ and the Guarantors’ ability to (i) incur or guarantee additional indebtedness or issue preferred stock; (ii) grant liens on assets; (iii) pay dividends or make distributions to stockholders; (iv) repurchase or redeem capital stock or subordinated indebtedness; (v) make investments or acquisitions; (vi) enter into sale/leaseback transactions; (vii) incur restrictions on the ability of the Issuer’s subsidiaries to pay dividends or to make other payments to the Issuer; (viii) enter into transactions with the Issuer’s affiliates; (ix) merge or consolidate with other companies or transfer all or substantially all assets; and (x) transfer or sell assets. These covenants are subject to important exceptions and qualifications. The Indenture also contains affirmative covenants and events of default that are customary for indentures governing high-yield debt securities.

Security Agreement; Collateral Trust Agreement

On July 24, 2012, in connection with the issuance of the Notes, the Issuer, the Co-Issuers and the Guarantors entered into: (i) a security agreement (the “Security Agreement”) among the Issuer, the Co-Issuers, the Guarantors, and Wells Fargo Bank, National Association, as collateral trustee, pursuant to which liens on the personal property collateral were granted to secure the obligations of the Issuer, the Co-Issuers and the Guarantors under the Notes and the Guarantees; and (ii) a collateral trust agreement (the “Collateral Trust Agreement”) among the Issuer, the Co-Issuers, the Guarantors, Credit Suisse (AG), Cayman Islands Branch, as collateral agent under the Issuer’s existing senior secured credit facilities, and Wells Fargo Bank, National Association, as Trustee and as collateral trustee, setting forth the terms on which the collateral trustee  holds the collateral in trust for the benefit of the holders of the Notes and any other future indebtedness that is to be secured by liens on the collateral that are pari passu with the liens securing the Notes and the Guarantees (excluding the existing senior secured credit facilities and any replacements thereof), and in trust for any future indebtedness that is permitted to be secured by liens on the collateral that are junior to the liens

3

securing the Notes and the Guarantees.  The Collateral Trust Agreement also governs the intercreditor arrangements among the holders of the Notes and other holders of present and future indebtedness secured by liens on the collateral that are pari passu with the liens securing the Notes and the Guarantees (including the existing senior secured credit facilities and any replacements thereof), among the holders of indebtedness secured by liens on the collateral that are junior to the liens securing the Notes and the Guarantees and between the holders of indebtedness secured by such pari passu liens on the collateral and the holders of indebtedness secured by such junior liens on the collateral.

Effectiveness of Amendment to Existing Credit Agreement

On July 24, 2012, an amendment (“Amendment”) entered into on May 10, 2012 by the Issuer to the Issuer’s credit agreement, dated as of April 4, 2007 (the “Existing Credit Agreement”) became effective, thereby extending the maturity of $973.1 million of term loans (the “Extended Term Loans”) from June 2014 to June 2017 (subject to a springing maturity 90 days prior to the maturity date of the Issuer’s senior floating rate notes due 2015 and senior fixed rate notes due 2015 if such notes have not been repaid, extended or refinanced). The effectiveness of the Amendment was conditioned on, among other customary conditions, the repayment of $280.3 million of the Extended Term Loans, which repayment was made on July 24, 2012 with net proceeds from the issuance of the Notes and cash on hand.  After giving effect to such repayment and the effectiveness of the Amendment, there are $692.8 million of Extended Term Loans outstanding and $729 million non-extended term loans outstanding that mature on June 2014.

The Extended Term Loans bear interest, at the Issuer’s option, at (i) a rate per annum equal to the higher of (a) the prime rate of Credit Suisse and (b) the Federal Funds rate plus 0.50%, in each case plus an applicable margin of 4.25% per annum or (ii) a rate per annum equal to a reserve-adjusted LIBOR rate, plus an applicable margin of 5.25% per annum.  The Issuer is required to repay the Extended Term Loans in equal quarterly installments in aggregate annual amounts equal to 10% of the original extended amount.

Item 2.03	Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 99.1	Press release.

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLAND CLARKE HOLDINGS CORP.

Date: July 24, 2012	By:	/s/ Martin Wexler
Martin Wexler
Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release.